                         Pruco Life Insurance Company
                  Pruco Life Insurance Company of New Jersey

                          Strategic Partners Advisor

                        Strategic Partners Annuity One
                            Strategic Partners Plus
                       Strategic Partners Annuity One 3
                           Strategic Partners Plus 3

                         Strategic Partners FlexElite

                           Strategic Partners Select

                         Supplement, dated May 1, 2006
                                      To
                        Prospectuses, dated May 1, 2006

In the Summary Of Contract Expenses section of each prospectus, we replace the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" with the following table. Please note that the Evergreen funds listed in the following table are offered only within Strategic Partners Plus and Strategic Partners Plus 3.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS

                                                                                               TOTAL ANNUAL
                                                          MANAGEMENT   OTHER                PORTFOLIO OPERATING
                                                             FEES    EXPENSES/1/ 12b-1 FEES      EXPENSES
                                                          ---------- ----------  ---------- -------------------
The Prudential Series Fund(Class I shares)/2/
   Jennison Portfolio....................................    0.60%      0.03%       None           0.63%
   Prudential Equity Portfolio/3/........................    0.45%      0.02%       None           0.47%
   Prudential Global Portfolio/4/........................    0.75%      0.07%       None           0.82%
   Prudential Money Market Portfolio.....................    0.40%      0.05%       None           0.45%
   Prudential Stock Index Portfolio......................    0.35%      0.03%       None           0.38%
   Prudential Value Portfolio............................    0.40%      0.03%       None           0.43%
   SP Aggressive Growth Asset Allocation Portfolio /5,6/.    0.83%      0.09%       None           0.92%
   SP AIM Core Equity Portfolio..........................    0.85%      0.43%       None           1.28%
   SP Balanced Asset Allocation Portfolio /5,6/..........    0.75%      0.10%       None           0.85%
   SP Conservative Asset Allocation Portfolio /5,6/......    0.74%      0.04%       None           0.78%
   SP Davis Value Portfolio..............................    0.75%      0.07%       None           0.82%
   SP Growth Asset Allocation Portfolio /5,6/............    0.79%      0.09%       None           0.88%
   SP Large Cap Value Portfolio /5/......................    0.80%      0.03%       None           0.83%
   SP LSV International Value Portfolio..................    0.90%      0.16%       None           1.06%
   SP Mid Cap Growth Portfolio...........................    0.80%      0.22%       None           1.02%
   SP PIMCO High Yield Portfolio.........................    0.60%      0.07%       None           0.67%
   SP PIMCO Total Return Portfolio.......................    0.60%      0.02%       None           0.62%
   SP Prudential U.S. Emerging Growth Portfolio..........    0.60%      0.20%       None           0.80%
   SP Small Cap Growth Portfolio.........................    0.95%      0.10%       None           1.05%

AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS

                                                                                                TOTAL ANNUAL
                                                           MANAGEMENT   OTHER                PORTFOLIO OPERATING
                                                              FEES    EXPENSES/1/ 12b-1 FEES      EXPENSES
                                                           ---------- ----------  ---------- -------------------
   SP Small-Cap Value Portfolio (formerly SP Goldman
     Sachs Small Cap Value Portfolio)/7/..................    0.90%      0.07%       None           0.97%
   SP Strategic Partners Focused Growth Portfolio.........    0.90%      0.24%       None           1.14%
   SP T. Rowe Price Large-Cap Growth Portfolio (formerly
     SP AllianceBernstein Large-Cap Growth Portfolio)/8,9
     /....................................................    0.90%      0.26%       None           1.16%
   SP William Blair International Growth Portfolio........    0.85%      0.13%       None           0.98%
American Skandia Trust /2,10/
   AST Advanced Strategies Portfolio......................    0.85%      0.18%       None           1.03%
   AST Aggressive Asset Allocation Portfolio/11/..........    1.04%      0.29%       None           1.33%
   AST AllianceBernstein Core Value Portfolio.............    0.75%      0.19%       None           0.94%
   AST AllianceBernstein Growth & Income Portfolio........    0.75%      0.13%       None           0.88%
   AST AllianceBernstein Managed Index 500 Portfolio......    0.60%      0.17%       None           0.77%
   AST American Century Income & Growth Portfolio.........    0.75%      0.18%       None           0.93%
   AST American Century Strategic Balanced Portfolio......    0.85%      0.23%       None           1.08%
   AST Balanced Asset Allocation Portfolio/11/............    0.95%      0.20%       None           1.15%
   AST Capital Growth Asset Allocation Portfolio/11/......    1.00%      0.20%       None           1.20%
   AST Cohen & Steers Realty Portfolio....................    1.00%      0.18%       None           1.18%
   AST Conservative Asset Allocation Portfolio/11/........    0.94%      0.24%       None           1.18%
   AST DeAM Large-Cap Value Portfolio.....................    0.85%      0.22%       None           1.07%
   AST DeAM Small-Cap Growth Portfolio....................    0.95%      0.20%       None           1.15%
   AST DeAM Small-Cap Value Portfolio.....................    0.95%      0.24%       None           1.19%
   AST Federated Aggressive Growth Portfolio..............    0.95%      0.17%       None           1.12%
   AST First Trust Balanced Target Portfolio..............    0.85%      0.19%       None           1.04%
   AST First Trust Capital Appreciation Target Portfolio..    0.85%      0.19%       None           1.04%
   AST Global Allocation Portfolio........................    0.86%      0.23%       None           1.09%
   AST Goldman Sachs Concentrated Growth Portfolio........    0.90%      0.16%       None           1.06%
   AST Goldman Sachs Mid-Cap Growth Portfolio.............    1.00%      0.18%       None           1.18%
   AST High Yield Portfolio (formerly, AST Goldman Sachs
     High Yield Portfolio)/12/............................    0.75%      0.19%       None           0.94%
   AST JPMorgan International Equity Portfolio............    0.88%      0.19%       None           1.07%
   AST Large-Cap Value Portfolio (formerly AST Hotchkis
     and Wiley Large-Cap Value Portfolio)/13,14,15/.......    0.75%      0.16%       None           0.91%
   AST Lord Abbett Bond-Debenture Portfolio...............    0.80%      0.17%       None           0.97%
   AST Marsico Capital Growth Portfolio...................    0.90%      0.13%       None           1.03%
   AST MFS Global Equity Portfolio........................    1.00%      0.26%       None           1.26%
   AST MFS Growth Portfolio...............................    0.90%      0.18%       None           1.08%
   AST Mid Cap Value Portfolio (formerly, AST Gabelli
     All-Cap Value Portfolio)/16/.........................    0.95%      0.22%       None           1.17%
   AST Neuberger Berman Mid-Cap Growth Portfolio..........    0.90%      0.18%       None           1.08%
   AST Neuberger Berman Mid-Cap Value Portfolio...........    0.89%      0.14%       None           1.03%
   AST PIMCO Limited Maturity Bond Portfolio..............    0.65%      0.15%       None           0.80%
   AST Preservation Asset Allocation Portfolio/11/........    0.89%      0.38%       None           1.27%
   AST Small-Cap Value Portfolio /13,17/..................    0.90%      0.17%       None           1.07%
   AST T. Rowe Price Asset Allocation Portfolio...........    0.85%      0.23%       None           1.08%
   AST T. Rowe Price Global Bond Portfolio................    0.80%      0.21%       None           1.01%
   AST T. Rowe Price Natural Resources Portfolio..........    0.90%      0.18%       None           1.08%
Evergreen Variable Annuity Trust
   Evergreen VA Balanced Fund.............................    0.30%      0.20%       None           0.50%
   Evergreen VA Fundamental Large Cap Fund................    0.58%      0.18%       None           0.76%
   Evergreen VA Growth Fund...............................    0.70%      0.22%       None           0.92%
   Evergreen VA International Equity Fund.................    0.41%      0.30%       None           0.71%
   Evergreen VA Omega Fund................................    0.52%      0.19%       None           0.71%
   Evergreen VA Special Values Fund.......................    0.78%      0.19%       None           0.97%
Gartmore Variable Insurance Trust.........................
   GVIT Developing Markets Fund /18,19/...................    1.05%      0.37%       0.25%          1.67%
Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares /19/......    0.64%      0.02%       0.25%          0.91%

1. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Some of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of the contract under which they compensate us for providing ongoing services in lieu of the Series Fund and/or Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses."
2. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2005 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the prospectus and statement of additional information for the Portfolios.
3. Effective December 5, 2005, GE Asset Management was removed as sub-adviser to a portion of the Portfolio. Salomon Brothers Asset Management, Inc. (an existing co-sub-adviser to the Portfolio) assumed responsibility for the assets previously managed by GE Asset Management.
4. Effective December 5, 2005, LSV Asset Management, Marsico Capital Management, LLC, T. Rowe Price Associates, Inc., and William Blair & Company, LLC became the sub-advisers of the Portfolio. Prior to December 5, 2005, Jennison Associates LLC served as sub-adviser to the Portfolio.
5. Effective December 5, 2005, the Portfolio was closed to new purchasers and to existing contract owners who had not previously invested in the Portfolio.
6. Each asset allocation portfolio invests in a combination of underlying portfolios of The Prudential Series Fund. The total expenses for each asset allocation portfolio are calculated as a blend of the fees of the underlying portfolios, plus a 0.05% advisory fee payable to the investment adviser, Prudential Investments LLC. The 0.05% advisory fee is included in the amount of each investment advisory fee set forth in the table above.
7. Effective December 5, 2005, Salomon Brothers Asset Management Inc. began managing a portion of the Portfolio's assets, then named "SP Goldman Sachs Small Cap Value Portfolio."
8. Effective December 5, 2005, T. Rowe Price Associates replaced Alliance Capital Management, L.P. as sub-adviser of the Portfolio, then named "SP AllianceBernstein Large-Cap Growth Portfolio."
9. Effective March 20, 2006, Dreman Value Management LLC began managing a portion of the Portfolio's assets.
10. Until November 18, 2004, the Trust had a Distribution Plan under Rule 12b-1 to permit an affiliate of the Trust's investment managers to receive brokerage commissions in connection with purchases and sales of securities held by the Portfolios, and to use these commissions to promote the sale of shares of the Portfolio. The Distribution Plan was terminated effective November 18, 2004.
11. Effective December 5, 2005, this Portfolio was added as a new asset allocation portfolio.
12. Effective March 20, 2006, Pacific Investment Management Company LLC began managing a portion of the Portfolio's assets, then named "AST Goldman Sachs High Yield Portfolio."
13. Effective December 5, 2005, Salomon Brothers Asset Management Inc. began managing a portion of the Portfolio's assets.
14. Effective December 5, 2005, J.P. Morgan Investment Management, Inc. began managing a portion of the Portfolio's assets, then named "AST Hotchkis and Wiley Large-Cap Value Portfolio."
15. Effective March 20, 2006, Dreman Value Management LLC began managing a portion of the Portfolio's assets.
16. Effective December 5, 2005, EARNEST Partners, LLC and Wedge Capital Management, LLP replaced GAMCO Investors, Inc. as sub-advisers to the Portfolio, then named "AST Gabelli All-Cap Value Portfolio."
17. Effective March 20, 2006, Integrity Asset Management was removed as a sub-adviser to a portion of the Portfolio's assets. Dreman Value Management LLC was added as a sub-adviser and assumed responsibility for the assets previously managed by Integrity Asset Management.
18. Effective January 1, 2006, the management fee was lowered to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Market Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account all base fee breakpoints and performance fee adjustments, the management fee could range from 0.85% at its lowest to 1.15% at its highest.
19. Because the 12b-1 fee is charged as an ongoing fee, over time the fee will increase the cost of your investment and may cost you more than paying other types of sales charges

We make the following changes to the Appendix entitled "Selecting the Variable Annuity That's Right For You":

  . In the sub-heading entitled "Hypothetical Illustration, " within the bullet that refers to the "average of all fund expenses", we replace the reference to 0.99% with 1.00%.
  . With respect to Pruco Life Insurance Company's Strategic Partners Annuity One and Strategic Partners Plus, we replace the tables (and accompanying footnotes) entitled "0% Gross Return" and "6% Gross Return" with the first set of tables that follows.
  . With respect to Pruco Life Insurance Company's Strategic Partners Advisor, Strategic Partners Select, Strategic Partners FlexElite, Strategic Partners Annuity One 3, and Strategic Partners Plus 3, and Pruco Life Insurance Company of New Jersey's Strategic Partners Advisor, Strategic Partners Select, Strategic Partners Annuity One 3, and Strategic Partners Plus 3, we replace the tables (and accompanying footnotes) entitled "0% Gross Return" and "6% Gross Return" with the second set of tables that follows.

0% Gross Return

                                                                                  Strategic Partners Strategic Partners
                                                          Strategic Partners      Annuity One /Plus  Annuity One /Plus
     Strategic Partners Advisor Strategic Partners Select Annuity One /Plus Bonus Enhanced Non Bonus   Enhanced Bonus
     -------------------------- ------------------------- ----------------------- ------------------ ------------------
     Contract     Surrender     Contract     Surrender    Contract    Surrender   Contract Surrender Contract Surrender
      Value         Value        Value         Value       Value        Value      Value     Value    Value     Value
     --------     ---------     --------     ---------    --------    ---------   -------- --------- -------- ---------
   1 $97,649       $97,649      $97,534       $91,406     $101,555     $95,255    $97,649   $91,513  $101,455  $94,138
   2 $95,347       $95,347      $95,122       $90,015     $ 99,161     $92,861    $95,347   $90,226  $ 98,966  $91,848
   3 $93,100       $93,100      $92,770       $88,632     $ 96,824     $90,524    $93,100   $88,945  $ 96,538  $89,615
   4 $90,905       $90,905      $90,477       $87,257     $ 94,542     $89,469    $90,905   $87,669  $ 94,170  $87,436
   5 $88,763       $88,763      $88,239       $85,892     $ 92,313     $88,197    $88,763   $86,400  $ 91,859  $86,129
   6 $86,670       $86,670      $86,058       $84,536     $ 90,137     $86,931    $86,670   $85,137  $ 89,606  $84,829
   7 $84,627       $84,627      $83,930       $83,190     $ 88,012     $85,672    $84,627   $83,881  $ 87,407  $83,537
   8 $82,633       $82,633      $81,855       $81,855     $ 85,938     $84,419    $82,633   $82,633  $ 85,263  $85,263
   9 $80,685       $80,685      $79,831       $79,831     $ 83,912     $83,173    $80,685   $80,685  $ 83,171  $83,171
  10 $78,783       $78,783      $77,857       $77,857     $ 81,934     $81,934    $78,783   $78,783  $ 81,131  $81,131
  11 $76,926       $76,926      $75,932       $75,932     $ 80,003     $80,003    $76,926   $76,926  $ 79,140  $79,140
  12 $75,113       $75,113      $74,054       $74,054     $ 78,117     $78,117    $75,113   $75,113  $ 77,199  $77,199
  13 $73,342       $73,342      $72,189       $72,189     $ 76,276     $76,276    $73,342   $73,342  $ 75,305  $75,305
  14 $71,613       $71,613      $70,370       $70,370     $ 74,478     $74,478    $71,579   $71,579  $ 73,457  $73,457
  15 $69,925       $69,925      $68,596       $68,596     $ 72,722     $72,722    $69,858   $69,858  $ 71,621  $71,621
  16 $68,277       $68,277      $66,866       $66,866     $ 71,008     $71,008    $68,177   $68,177  $ 69,829  $69,829
  17 $66,667       $66,667      $65,178       $65,178     $ 69,334     $69,334    $66,536   $66,536  $ 68,082  $68,082
  18 $65,096       $65,096      $63,532       $63,532     $ 67,700     $67,700    $64,933   $64,933  $ 66,378  $66,378
  19 $63,562       $63,562      $61,927       $61,927     $ 66,104     $66,104    $63,368   $63,368  $ 64,715  $64,715
  20 $62,063       $62,063      $60,362       $60,362     $ 64,546     $64,546    $61,840   $61,840  $ 63,093  $63,093
  21 $60,600       $60,600      $58,835       $58,835     $ 63,024     $63,024    $60,348   $60,348  $ 61,511  $61,511
  22 $59,172       $59,172      $57,346       $57,346     $ 61,539     $61,539    $58,892   $58,892  $ 59,968  $59,968
  23 $57,777       $57,777      $55,894       $55,894     $ 60,088     $60,088    $57,469   $57,469  $ 58,462  $58,462
  24 $56,415       $56,415      $54,478       $54,478     $ 58,672     $58,672    $56,081   $56,081  $ 56,994  $56,994
  25 $55,085       $55,085      $53,097       $53,097     $ 57,289     $57,289    $54,724   $54,724  $ 55,562  $55,562

Assumptions:

1. $100,000 initial investment

2. As of December 31, 2005 the average fund expenses = 1.00%

3. No optional death benefit(s) and/or living benefit(s) were elected

4. These reductions result in hypothetical net rates of return as follows:
Strategic Partners Advisor -2.36%, Strategic Partners Select -2.47%, Strategic Partners Annuity One/Plus Bonus -2.36%, Strategic Partners Annuity One/Plus Enhanced Non-Bonus -2.36%, Strategic Partners Annuity One/Plus Enhanced Bonus -2.45%

5. The Illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another

6. Surrender Value assumes surrender 2 days prior to contract anniversary

6% Gross Return

                                                                                 Strategic Partners   Strategic Partners
                                                         Strategic Partners      Annuity One /Plus     Annuity One/Plus
    Strategic Partners Advisor Strategic Partners Select Annuity One/Plus Bonus  Enhanced Non Bonus     Enhanced Bonus
    -------------------------- ------------------------- ---------------------- -------------------- --------------------
      Contract    Surrender      Contract    Surrender   Contract   Surrender     Contract Surrender   Contract Surrender
      Value         Value        Value         Value      Value       Value       Value      Value     Value      Value
    ----------    ---------    ----------    ---------   --------   ---------   ---------- --------- ---------- ---------
 1   $103,492     $103,492      $103,370     $ 96,834    $107,631   $101,331     $103,492  $ 96,948   $107,526  $ 99,724
 2   $107,115     $107,115      $106,863     $101,051    $111,400   $105,100     $107,115  $101,289   $111,181  $103,087
 3   $110,866     $110,866      $110,473     $105,450    $115,300   $109,000     $110,866  $105,823   $114,960  $106,564
 4   $114,748     $114,748      $114,206     $110,039    $119,338   $112,778     $114,748  $110,558   $118,868  $110,160
 5   $118,765     $118,765      $118,065     $114,824    $123,516   $117,841     $118,765  $115,503   $122,909  $115,006
 6   $122,924     $122,924      $122,055     $119,814    $127,841   $123,128     $122,924  $120,666   $127,087  $120,063
 7   $127,228     $127,228      $126,179     $125,018    $132,317   $128,648     $127,228  $126,056   $131,407  $125,338
 8   $131,683     $131,683      $130,443     $130,443    $136,950   $134,411     $131,683  $131,683   $135,875  $135,875
 9   $136,293     $136,293      $134,851     $134,851    $141,745   $140,428     $136,293  $136,293   $140,493  $140,493
10   $141,066     $141,066      $139,407     $139,407    $146,708   $146,708     $141,066  $141,066   $145,269  $145,269
11   $146,005     $146,005      $144,118     $144,118    $151,845   $151,845     $146,005  $146,005   $150,208  $150,208
12   $151,117     $151,117      $148,988     $148,988    $157,162   $157,162     $151,117  $151,117   $155,314  $155,314
13   $156,408     $156,408      $154,022     $154,022    $162,665   $162,665     $156,408  $156,408   $160,594  $160,594
14   $161,885     $161,885      $159,227     $159,227    $168,360   $168,360     $161,885  $161,885   $166,053  $166,053
15   $167,553     $167,553      $164,607     $164,607    $174,255   $174,255     $167,553  $167,553   $171,698  $171,698
16   $173,420     $173,420      $170,169     $170,169    $180,356   $180,356     $173,420  $173,420   $177,534  $177,534
17   $179,492     $179,492      $175,919     $175,919    $186,671   $186,671     $179,492  $179,492   $183,570  $183,570
18   $185,776     $185,776      $181,863     $181,863    $193,207   $193,207     $185,776  $185,776   $189,810  $189,810
19   $192,281     $192,281      $188,009     $188,009    $199,972   $199,972     $192,281  $192,281   $196,262  $196,262
20   $199,014     $199,014      $194,362     $194,362    $206,974   $206,974     $199,014  $199,014   $202,934  $202,934
21   $205,982     $205,982      $200,929     $200,929    $214,221   $214,221     $205,982  $205,982   $209,833  $209,833
22   $213,194     $213,194      $207,719     $207,719    $221,722   $221,722     $213,194  $213,194   $216,966  $216,966
23   $220,659     $220,659      $214,737     $214,737    $229,485   $229,485     $220,659  $220,659   $224,341  $224,341
24   $228,385     $228,385      $221,994     $221,994    $237,520   $237,520     $228,385  $228,385   $231,968  $231,968
25   $236,382     $236,382      $229,495     $229,495    $245,837   $245,837     $236,382  $236,382   $239,853  $239,853

Assumptions:

1. $100,000 initial investment

2. As of December 31, 2005 the average fund expenses = 1.00%

3. No optional death benefit(s) and/or living benefit(s) were elected

4. These reductions result in hypothetical net rates of return as follows:
Strategic Partners Advisor: 3.50%, Strategic Partners Select: 3.38%, Strategic Partners Annuity One/Plus Bonus: 3.50%, Strategic Partners Annuity One/Plus Enhanced Non-Bonus: 3.50%, Strategic Partners Annuity One/Plus Enhanced Bonus:
3.40%

5. The Illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another

6. Surrender Value assumes surrender 2 days prior to contract anniversary

0% Gross Return

                                                                            Strategic Partners   Strategic Partners
                                                         Strategic Partners Annuity One 3/Plus 3 Annuity One 3/Plus 3
    Strategic Partners Advisor Strategic Partners Select    Flex Elite 2        Non Bonus              Bonus
    -------------------------- ------------------------- ------------------ -------------------- --------------------
    Contract     Surrender     Contract     Surrender    Contract Surrender Contract  Surrender  Contract  Surrender
     Value         Value        Value         Value       Value     Value    Value      Value     Value      Value
    --------     ---------     --------     ---------    -------- --------- --------  ---------  --------  ---------
 1  $97,649       $97,649      $97,534       $91,406     $97,410   $91,291  $97,649    $91,513   $101,455   $94,138
 2  $95,347       $95,347      $95,122       $90,015     $94,831   $88,892  $95,347    $90,226   $ 98,966   $91,848
 3  $93,100       $93,100      $92,770       $88,632     $92,319   $86,556  $93,100    $88,945   $ 96,538   $89,615
 4  $90,905       $90,905      $90,477       $87,257     $89,873   $89,873  $90,905    $87,669   $ 94,170   $87,436
 5  $88,763       $88,763      $88,239       $85,892     $87,490   $87,490  $88,763    $86,400   $ 91,859   $86,129
 6  $86,670       $86,670      $86,058       $84,536     $85,168   $85,168  $86,670    $85,137   $ 89,606   $84,829
 7  $84,627       $84,627      $83,930       $83,190     $82,908   $82,908  $84,627    $83,881   $ 87,407   $83,537
 8  $82,633       $82,633      $81,855       $81,855     $80,706   $80,706  $82,633    $82,633   $ 85,263   $85,263
 9  $80,685       $80,685      $79,831       $79,831     $78,561   $78,561  $80,685    $80,685   $ 83,171   $83,171
10  $78,783       $78,783      $77,857       $77,857     $76,471   $76,471  $78,783    $78,783   $ 81,131   $81,131
11  $76,926       $76,926      $75,932       $75,932     $74,437   $74,437  $76,926    $76,926   $ 79,140   $79,140
12  $75,113       $75,113      $74,054       $74,054     $72,454   $72,454  $75,113    $75,113   $ 77,199   $77,199
13  $73,342       $73,342      $72,189       $72,189     $70,524   $70,524  $73,342    $73,342   $ 75,305   $75,305
14  $71,613       $71,613      $70,370       $70,370     $68,643   $68,643  $71,579    $71,579   $ 73,457   $73,457
15  $69,925       $69,925      $68,596       $68,596     $66,812   $66,812  $69,858    $69,858   $ 71,621   $71,621
16  $68,277       $68,277      $66,866       $66,866     $65,028   $65,028  $68,177    $68,177   $ 69,829   $69,829
17  $66,667       $66,667      $65,178       $65,178     $63,290   $63,290  $66,536    $66,536   $ 68,082   $68,082
18  $65,096       $65,096      $63,532       $63,532     $61,597   $61,597  $64,933    $64,933   $ 66,378   $66,378
19  $63,562       $63,562      $61,927       $61,927     $59,949   $59,949  $63,368    $63,368   $ 64,715   $64,715
20  $62,063       $62,063      $60,362       $60,362     $58,343   $58,343  $61,840    $61,840   $ 63,093   $63,093
21  $60,600       $60,600      $58,835       $58,835     $56,779   $56,779  $60,348    $60,348   $ 61,511   $61,511
22  $59,172       $59,172      $57,346       $57,346     $55,256   $55,256  $58,892    $58,892   $ 59,968   $59,968
23  $57,777       $57,777      $55,894       $55,894     $53,772   $53,772  $57,469    $57,469   $ 58,462   $58,462
24  $56,415       $56,415      $54,478       $54,478     $52,326   $52,326  $56,081    $56,081   $ 56,994   $56,994
25  $55,085       $55,085      $53,097       $53,097     $50,919   $50,919  $54,724    $54,724   $ 55,562   $55,562

Assumptions:

1. $100,000 initial investment

2. As of December 31, 2005 the average fund expenses = 1.00%

3. No optional death benefit(s) and/or living benefit(s) were elected

4. These reductions result in hypothetical net rates of return as follows:
Strategic Partners Advisor -2.36%, Strategic Partners Select -2.47%, Strategic Partners FlexElite 2 -2.63%, Strategic Partners Annuity One 3 Non-Bonus -2.36%, Strategic Partners Annuity Bonus -2.45%

5. The Illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another

6. Surrender Value assumes surrender 2 days prior to contract anniversary

7. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years. Please note that Strategic Partners FlexElite 2 is not available through Pruco Life Insurance Company of New Jersey in the state of New York.

6% Gross Return

                                                                            Strategic Partners   Strategic Partners
                                                         Strategic Partners Annuity One 3/Plus 3 Annuity One 3/Plus 3
    Strategic Partners Advisor Strategic Partners Select      Elite 2           Non Bonus              Bonus
    -------------------------- ------------------------- ------------------ -------------------- --------------------
      Contract    Surrender      Contract    Surrender   Contract Surrender Contract  Surrender  Contract  Surrender
      Value         Value        Value         Value      Value     Value    Value      Value     Value      Value
    ----------    ---------    ----------    ---------   -------- --------- --------  ---------  --------  ---------
 1   $103,492     $103,492      $103,370     $ 96,834    $103,238 $ 96,712  $103,492  $ 96,948   $107,526  $ 99,724
 2   $107,115     $107,115      $106,863     $101,051    $106,590 $ 99,829  $107,115  $101,289   $111,181  $103,087
 3   $110,866     $110,866      $110,473     $105,450    $110,050 $103,048  $110,866  $105,823   $114,960  $106,564
 4   $114,748     $114,748      $114,206     $110,039    $113,624 $113,624  $114,748  $110,558   $118,868  $110,160
 5   $118,765     $118,765      $118,065     $114,824    $117,313 $117,313  $118,765  $115,503   $122,909  $115,006
 6   $122,924     $122,924      $122,055     $119,814    $121,122 $121,122  $122,924  $120,666   $127,087  $120,063
 7   $127,228     $127,228      $126,179     $125,018    $125,054 $125,054  $127,228  $126,056   $131,407  $125,338
 8   $131,683     $131,683      $130,443     $130,443    $129,115 $129,115  $131,683  $131,683   $135,875  $135,875
 9   $136,293     $136,293      $134,851     $134,851    $133,307 $133,307  $136,293  $136,293   $140,493  $140,493
10   $141,066     $141,066      $139,407     $139,407    $137,635 $137,635  $141,066  $141,066   $145,269  $145,269
11   $146,005     $146,005      $144,118     $144,118    $142,104 $142,104  $146,005  $146,005   $150,208  $150,208
12   $151,117     $151,117      $148,988     $148,988    $146,718 $146,718  $151,117  $151,117   $155,314  $155,314
13   $156,408     $156,408      $154,022     $154,022    $151,481 $151,481  $156,408  $156,408   $160,594  $160,594
14   $161,885     $161,885      $159,227     $159,227    $156,400 $156,400  $161,885  $161,885   $166,053  $166,053
15   $167,553     $167,553      $164,607     $164,607    $161,478 $161,478  $167,553  $167,553   $171,698  $171,698
16   $173,420     $173,420      $170,169     $170,169    $166,720 $166,720  $173,420  $173,420   $177,534  $177,534
17   $179,492     $179,492      $175,919     $175,919    $172,134 $172,134  $179,492  $179,492   $183,570  $183,570
18   $185,776     $185,776      $181,863     $181,863    $177,722 $177,722  $185,776  $185,776   $189,810  $189,810
19   $192,281     $192,281      $188,009     $188,009    $183,493 $183,493  $192,281  $192,281   $196,262  $196,262
20   $199,014     $199,014      $194,362     $194,362    $189,450 $189,450  $199,014  $199,014   $202,934  $202,934
21   $205,982     $205,982      $200,929     $200,929    $195,601 $195,601  $205,982  $205,982   $209,833  $209,833
22   $213,194     $213,194      $207,719     $207,719    $201,952 $201,952  $213,194  $213,194   $216,966  $216,966
23   $220,659     $220,659      $214,737     $214,737    $208,509 $208,509  $220,659  $220,659   $224,341  $224,341
24   $228,385     $228,385      $221,994     $221,994    $215,279 $215,279  $228,385  $228,385   $231,968  $231,968
25   $236,382     $236,382      $229,495     $229,495    $222,269 $222,269  $236,382  $236,382   $239,853  $239,853

Assumptions:

1. $100,000 initial investment

2. As of December 31, 2005 the average fund expenses = 1.00%

3. No optional death benefit(s) and/or living benefit(s) were elected

4. These reductions result in hypothetical net rates of return as follows:
Strategic Partners Advisor: 3.50%, Strategic Partners Select: 3.38%, Strategic Partners FlexElite 2: 3.21%, Strategic Partners Annuity One 3 Non-Bonus: 3.50%, Strategic Partners Annuity One 3 Bonus: 3.40%

5. The Illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another

6. Surrender Value assumes surrender 2 days prior to contract anniversary

7. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years. Please note that Strategic Partners FlexElite 2 is not available through Pruco Life Insurance Company of New Jersey in the state of New York.

This prospectus supplement is intended to amend the prospectus for the Contract you own, and is not intended to be a prospectus or offer for any Contract listed here that you do not own.